UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 12, 2009

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On November 12, 2009, MIPS Technologies, Inc. (the “Company”) entered into a Letter Agreement (“Letter Agreement”) with John Bourgoin, the Company’s President and Chief Executive Officer, regarding the terms and conditions of Mr. Bourgoin’s departure from the Company.  Under the terms of the Letter Agreement, Mr. Bourgoin’s last day of employment with the Company will be December 31, 2009.  However, if requested by the Company’s Board of Directors, Mr. Bourgoin will resign from his positions as President and Chief Executive Officer of the Company prior to December 31, 2009.  In addition, in accordance with the Company’s Corporate Governance Guidelines, the Company’s Board of Directors may request that Mr. Bourgoin continue on in his capacity as a director of the Company after December 31, 2009.

In connection with the Letter Agreement, the Company and Mr. Bourgoin agreed to enter into a separation agreement (the “Separation Agreement”) that includes a release of claims against the Company.  Under the terms of the Separation Agreement, Mr. Bourgoin will be entitled to receive a lump sum severance payment of $425,000, plus a lump sum payment equal to 18 months of COBRA premiums to continue coverage under existing health plan benefits.

A copy of the press release initially announcing Mr. Bourgoin’s departure may be found in the Company’s Current Report on Form 8-K filed on July 13, 2009.

The Letter Agreement and Separation Agreement are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

10.1	Letter Agreement and Separation Agreement between MIPS Technologies, Inc. and John Bourgoin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

November 13, 2009	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement and Separation Agreement between MIPS Technologies, Inc. and John Bourgoin